                                                                   Exhibit 3.1

                          TOTAL CONTROL PRODUCTS, INC.

                AMENDED AND RESTATED ARTICLES OF INCORPORATION


          FIRST.    The name of the corporation is TOTAL CONTROL PRODUCTS, INC.
(the "Corporation").

     SECOND.   The purposes of the Corporation are to engage in any lawful act, activity or business for which a corporation may be organized under the Illinois Business Corporation Act of 1983, as amended.

     THIRD.    The name and address of the Corporation's agent for service of process in this State is Michel J. Feldman, 30 North LaSalle, Suite 2900, Chicago, Illinois, 60602.

     FOURTH.   The Corporation is authorized to issue a total of 23,500,000 shares of stock, consisting of 22,500,000 shares of common stock, no par value per share (the "Common Shares") and 1,000,000 shares of preferred stock, no par value per share (the "Preferred Shares"). The holders of the Common Shares and the holders of the Preferred Shares shall not be entitled to exercise cumulative voting or preemptive rights.

                                   Section A

                                 Common Shares

     1. VOTING RIGHTS. Except as otherwise provided by law, each Common Share shall entitle the holder thereof to one (1) vote in any matter submitted to a vote of shareholders of the Corporation.

     2. DIVIDENDS AND DISTRIBUTIONS. Subject to the express terms of the Preferred Shares outstanding from time to time, the holders of the Common Shares shall be entitled to receive such dividends and distributions as may from time to time be declared by the Board of Directors of the Corporation.

                                   Section B

                                Preferred Shares

     Subject to the terms contained in any designation of a series of Preferred Shares, the Board of Directors of the Corporation is expressly authorized, at any time and from time to time, to issue Preferred Shares in one or more series, and for such consideration as the Board of Directors of the Corporation may determine, and to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Shares or any series of any class of Preferred Shares.

     1. the designation of such class or series, the number of shares to constitute such class or series which may be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors of the Corporation, and the stated value thereof if different from the par value thereof;

     2. whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights;

     3. the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation such dividends shall bear to the dividends payable on any shares of stock of any class or any other series of the same class;

     4. whether the shares of such class or series shall be subject to redemption by the Corporation, and if so, prices and other conditions of such redemption;

     5. the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

     6. whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and if so, the extent and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

     7. whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any class or any other series of the same class or any other securities and if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

     8. the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon purchase, redemption or other acquisition by the Corporation of the Common Shares or shares or stock of any class or any other series of the same class;

     9. the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

     10. the ranking (be it PARI PASSU, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Shares as to the payment of dividends, the distribution of assets and all other matters; and

     11. any other powers, preferences and other rights and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Amended and Restated Articles of Incorporation, to the full extent permitted in accordance with the laws of the State of Illinois.

     The powers, preferences and other rights of each class or series of Preferred Shares and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

     FIFTH.    The members of the governing board shall be called directors of the Corporation. The number of directors of the Corporation shall be six (6). The directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. Effective upon the closing of an initial public offering of the Corporation under the Securities Act of 1933, the Corporation shall designate the slate of directors to be elected by the shareholders as Class I, Class II and Class III directors. The initial term of office of the Class I directors shall expire at the annual meeting of the shareholders held in the year 1998. The initial term of office of the Class II directors shall expire at the annual meeting of shareholders held in the year 1999. The initial term of office of the Class III directors shall expire at the annual meeting of shareholders held in the year 2000. At each annual meeting of the shareholders after the annual meeting held in the year 1997, successors to the class of directors whose term expires at the annual meeting shall be elected for a three (3) year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors of the Corporation.

     Subject to the rights, if any, of holders of any series of Preferred Shares then outstanding, any vacancy on the Board of Directors that results from an increase in the number of directors or by reason of the vacancy following the annual meeting of the shareholders held in the year 1997 may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum. Any directors elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     SIXTH. Special meetings of the shareholders, for any purpose or purposes (except to the extent otherwise provided by law or this Amended and Restated Articles of Incorporation), may only be called by the Chairman of the Board, the President, any three (3) directors then in office or by the holders of not less than one-fifth of all outstanding shares entitles to vote on the matter for which the meeting is called. Such request shall state the purpose or purposes of the proposed meeting.

     SEVENTH. In furtherance and not in limitation of the powers conferred by the laws of Illinois, the Board of Directors is expressly authorized and empowered to make, alter, amend and repeal the by-laws of the Corporation in any respect not inconsistent with the laws of the State of Illinois or with this Amended and Restated Articles of Incorporation.

     EIGHTH. Notwithstanding the provisions of this Amended and Restated Articles of Incorporation and any provisions of the By-laws of the Corporation, no provision of these Amended and Restated Articles of Incorporation shall be amended, modified or repealed, unless so adopted by the affirmative vote or consent of the holders of not less than three-quarters (75%) of the total voting power of all then outstanding shares entitled to vote in the election of Directors of the Corporation, voting as a single class; provided however, that in the event the Board of Directors of the Corporation shall, by resolution adopted by a majority of the Directors then in office, recommend to the shareholders the adoption of any such amendment, the shareholders of record holding a majority of the total voting power of all then outstanding shares entitled to vote in the election of Directors of the Corporation, voting as a single class, may amend, modify or repeal any or all of such provisions.

     NINTH. The books of the Corporation may be kept at such place within or without the State of Illinois as the By-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

     TENTH. The capital stock, after the amount of the subscription price has been paid in full, shall not be subject to assessment to pay the debts of the Corporation.

     ELEVENTH.  The Corporation is to have perpetual existence.

     TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or its Shareholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its Shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 8.65 of the Illinois Business Corporation Act, as the same exists or hereafter may be amended; or (d) for any transaction from which the director derived an improper personal benefit.

     If the Illinois Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of the Corporation's directors shall be eliminated or limited to the full extent authorized by the Illinois Business Corporation Act, as so amended.

     Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

     THIRTEENTH 1. To the extent not prohibited by law, the Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation, or who is or was serving at the request of the Corporation as a director of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

     2. To the extent not prohibited by law, the Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation provided that, no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the Corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     3. Any indemnification under subsection 1 or 2 of this Article THIRTEENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Subsections 1 and 2 of this Article. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by advice of independent legal counsel, or (c) by the shareholders. In any determination denying indemnification, the burden of proof shall be on the Corporation to prove by clear and convincing evidence that indemnification should not be allowed.

     4. Notwithstanding any other provisions of this Article THIRTEENTH, expenses incurred in defending a civil or criminal action, suit or proceeding shall, unless the Board of Directors determines otherwise, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director to repay such amount, if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article THIRTEENTH.

     5. Notwithstanding any other provisions of this Article THIRTEENTH, to the extent that a director of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections 1 and 2 of this Article THIRTEENTH or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by such person in connection therewith.

     6. The indemnification and advancement of expenses provided by or granted under the other subsections of this Article THIRTEENTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article THIRTEENTH.

     8. If the Corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

     9. For purposes of this Article THIRTEENTH, references to "the Corporation" shall include, in addition to the surviving Corporation, any merging Corporation (including any Corporation having merged with a merging Corporation) absorbed in a merger which, if its separate existence had continued would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging Corporation, or was serving at the request of such merging Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article THIRTEENTH with respect to the surviving Corporation as such person would have with respect to such merging Corporation if its separate existence had continued.

          For purposes of this Article THIRTEENTH, references to other enterprises, shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Article THIRTEENTH.

     10. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any officer, employee or agent of the Corporation to the fullest extent of the provisions of this Article THIRTEENTH with respect to the indemnification and advancement of expense of directors of the Corporation.

     11. The indemnification and advancement of expenses provided by or granted under this Article THIRTEENTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employees or agent and shall inure to the benefit of the heirs, executors, and administrators of that person.

     12. Any payments made to any indemnified party under these Articles of Incorporation or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board of Directors, to any action for corporate waste or to any similar action.